Exhibit 99.1

           FEDERAL TRUST CORPORATION ANNOUNCES SECOND QUARTER DIVIDEND

    SANFORD, Fla., April 29 /PRNewswire-FirstCall/ -- James V. Suskiewich, President and Chief Executive Officer of Federal Trust Corporation (Amex: FDT), announced today that the Board of Directors approved the payment of a $.03 per share quarterly cash dividend on the Company's common stock. The dividend will be paid to stockholders of record on May 13, 2005, and will be distributed on May 27, 2005.
    (Logo:  http://www.newscom.com/cgi-bin/prnh/19990513/FDTRLOGO )

    Federal Trust Corporation is a unitary thrift holding company and is the parent company of Federal Trust Bank, a $634 million federally-chartered, FDIC-insured savings bank. Federal Trust Bank operates from six full-service offices in Florida that are located in Orange, Seminole and Volusia Counties. The Executive and Administrative Offices of the Company are located in Sanford, Florida. The Company's common stock is traded on the American Stock Exchange under the symbol "FDT".

    Press Releases and other information about Federal Trust Corporation can be found on the PR Newswire at http://www.prnewswire.com .

    For more information, contact:
     Marcia Zdanys
     Corporate Secretary/Investor Relations
     (407) 323-1833

SOURCE  Federal Trust Corporation
    -0-                             04/29/2005
    /CONTACT: Marcia Zdanys, Corporate Secretary, Investor Relations, Federal Trust Corporation, +1-407- 323-1833/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/19990513/FDTRLOGO
                AP Archive:  http://photoarchive.ap.org
                PRN Photo Desk, 888-776-6555 or 212-782-2840/
    /Web site:  http://www.federaltrust.com /
-